Exhibit 99.3

GREEN BANCORP, INC.

Introductory Note to Unaudited Pro Forma Condensed Combined Consolidated Financial Information

The following unaudited pro forma condensed combined financial information and explanatory notes show the impact on the historical financial positions and results of operations of Green Bancorp, Inc. (“Green”) and Patriot Bancshares, Inc. (“Patriot”) and have been prepared to illustrate the effects of the merger of Patriot with and into Green and the merger of Patriot’s wholly-owned subsidiary, Patriot Bank with and into Green’s wholly-owned subsidiary, Green Bank, with Green surviving as the surviving corporation (collectively the “Merger”), under the acquisition method of accounting with Green treated as the acquirer. (Please see the “Explanatory Note” included in the beginning of this Current Report Amendment No. 1 on Form 8-K/A.)

Under the acquisition method of accounting, the assets and liabilities of Patriot, as of the effective date of the Merger, were recorded by Green at their respective fair values and the excess of the Merger consideration over the fair value of Patriot’s net assets was allocated to goodwill. The unaudited pro forma condensed combined balance sheet as of September 30, 2015 is presented as if the Merger with Patriot had occurred on September 30, 2015. The unaudited pro forma condensed combined income statements for the three and nine months ended September 30, 2015 are presented as if the Merger had occurred on January 1, 2015. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the Merger and, with respect to the income statements only, expected to have a continuing impact on consolidated results of operations.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of the period presented. The adjustments included in these unaudited pro forma condensed combined financial statements are preliminary and may be revised. The unaudited pro forma condensed combined financial information also does not consider any potential impacts of potential revenue enhancements, anticipated cost savings and expense efficiencies, or asset dispositions, among other factors.

As explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total Merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The unaudited pro forma condensed combined financial information is provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the transaction been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma condensed combined financial information and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma condensed combined financial statements should be read together with:

•                  The accompanying notes to the unaudited pro forma condensed combined financial information;

•                  Green’s separate unaudited historical consolidated financial statements and accompanying notes as of and for the three and nine months ended September 30, 2015 included in Green’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 filed on November 13, 2015;

•                  Patriot’s separate unaudited historical consolidated financial statements and accompanying notes as of September 30, 2015 and three and nine months ended September 30, 2015 and 2014 included with this Form 8-K/A; and

•                  Other information pertaining to Green and Patriot contained in or incorporated by reference in Green’s Registration Statement on Form S-4 in connection with the Merger filed on July 6, 2015, as amended on August 8, 2015 and August 10, 2015.

Unaudited Pro Forma Consolidated Combined Balance Sheet

as of September 30, 2015

(Dollars in Thousands)

	Green	Patriot	Pro Forma			Pro Forma
	Historical	Historical	Adjustments			Combined

ASSETS
Cash and due from banks	$13,654	$5,672	$			$19,326
Fed funds sold	-	2,667				2,667
Interest bearing deposits in financial institutions	82,797	66,319		(51,841)	(a)	97,275
Total cash and cash equivalents	96,451	74,658		(51,841)		119,268

Available-for-sale securities, at fair value	204,880	195,709		2,031	(b)	402,620
Held-to-maturity securities, at amortized cost	44,678	1,253		(1,253)	(c)	44,678
Investment in Patriot Bancshares Capital Trusts I and II	-	666				666
Other investments	16,977	9,374				26,351
Total securities and other investments	266,535	207,002		778		474,315

Loans held-for-sale	192	2,809				3,001
Loans held for investment	1,982,280	1,088,550		(27,092)	(d)	3,043,738
Allowance for loan losses	(20,724)	(10,925)		10,925	(e)	(20,724)
Loans, net	1,961,748	1,080,434		(16,167)		3,026,015

Premises and equipment, net	24,766	2,933		103	(f)	27,802
Goodwill	30,129	6,682		47,540	(g)	84,351
Other intangible assets, net of accumulated amortization	3,704	139		8,122	(h)	11,965
Accrued interest receivable	5,394	2,903				8,297
Deferred tax asset, net	11,095	5,784		2,211	(i)	19,090
Real estate acquired by foreclosure	1,665	14,661		(4,203)	(j)	12,123
Bank owned life insurance	8,063	25,143				33,206
Other assets	6,437	15,427				21,864
TOTAL ASSETS	$2,415,987	$1,435,766		$(13,457)		$3,838,296

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$499,101	$169,859	$			$668,960
Interest-bearing transaction and savings	792,957	260,026				1,052,983
Certificates and other time deposits	649,082	629,560		5,285	(k)	1,283,927
Total deposits	1,941,140	1,059,445		5,285		3,005,870

Securities sold under agreements to repurchase	3,080	-				3,080
Other borrowed funds	158,893	212,500		178	(l)	371,571
Accrued interest payable	814	2,381		(1,429)	(m)	1,766
Subordinated debentures	-	22,166		(9,084)	(n)	13,082
Other liabilities	8,831	14,061		(6,937)	(o)	15,955
Total liabilities	2,112,758	1,310,553		(11,987)		3,411,324

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock	-	5,971		(5,971)	(p)	-
Common stock	263	59,872		(59,768)	(q)	367
Capital surplus	254,070	62,645		60,994	(r)	377,709
Retained earnings (deficit)	47,526	(2,340)		2,340	(s)	47,526
Accumulated other comprehensive income (loss), net	1,370	(935)		935	(t)	1,370
Total shareholders’ equity	303,229	125,213		(1,470)		426,972
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$2,415,987	$1,435,766		$(13,457)		$3,838,296

Unaudited Pro Forma Condensed Statement of Income

for the Three Months Ended September 30, 2015

(Dollars in Thousands, except per share amounts)

	Green	Patriot	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

INTEREST INCOME:
Loans, including fees	$22,601	$12,242	$846	(u)	$35,689
Securities	809	1,003	(49)	(v)	1,763
Other interest earning assets	189	33			222
Total interest income	23,599	13,278	797		37,674

INTEREST EXPENSE:
Deposits	2,347	2,132	(1,072)	(w)	3,407
Subordinated debentures	-	116	105	(x)	221
Other borrowed funds	90	447	(47)	(y)	490
Total interest expense	2,437	2,695	(1,014)		4,118

NET INTEREST INCOME	21,162	10,583	1,811		33,556
PROVISION FOR LOAN LOSSES	3,054	(393)			2,661
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	18,108	10,976	1,811		30,895

NONINTEREST INCOME:
Customer service fees	867	167			1,034
Loan fees	680	247			927
Gain on sale of guaranteed portion of loans, net	908	-			908
Gain on sale of loans held-for-sale, net	113	1,191			1,304
Net realized gain on sales of available for sale securities	-	432			432
Other	303	810			1,113
Total noninterest income	2,871	2,847	-		5,718

NONINTEREST EXPENSE:
Salaries and employee benefits	8,562	5,413			13,975
Occupancy	1,332	1,024			2,356
Professional and regulatory fees	1,988	1,919			3,907
Data processing	610	334			944
Software license and maintenance	352	-			352
Marketing	160	120			280
Loan related	185	-			185
Real estate acquired by foreclosure, net	339	367			706
Other	844	1,909	258	(z)	3,011
Total noninterest expense	14,372	11,086	258		25,716

INCOME BEFORE INCOME TAXES	6,607	2,737	1,553		10,897
PROVISION FOR INCOME TAXES	2,528	878	544	(A)	3,950
NET INCOME	$4,079	$1,859	$1,009		$6,947

BASIC EARNINGS PER SHARE:
Earnings per share	$0.16				$0.19
Weighted average shares outstanding	26,273,700				36,716,109

DILUTED EARNINGS PER SHARE:
Earnings per share	$0.15				$0.19
Weighted average shares outstanding	26,550,669				36,993,078

Unaudited Pro Forma Condensed Statement of Income

for the Nine Months Ended September 30, 2015

(Dollars in Thousands, except per share amounts)

	Green	Patriot	Pro Forma		Pro Forma
	Historical	Historical	Adjustments		Combined

INTEREST INCOME:
Loans, including fees	$66,512	$34,169	$2,539	(u)	$103,220
Securities	2,525	3,062	(146)	(v)	5,441
Other interest earning assets	520	122			642
Total interest income	69,557	37,353	2,393		109,303

INTEREST EXPENSE:
Deposits	6,805	6,725	(2,787)	(w)	10,743
Subordinated debentures	-	340	420	(x)	760
Other borrowed funds	151	1,199	(141)	(y)	1,209
Total interest expense	6,956	8,264	(2,508)		12,712

NET INTEREST INCOME	62,601	29,089	4,901		96,591
PROVISION FOR LOAN LOSSES	5,364	(393)			4,971
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	57,237	29,482	4,901		91,620

NONINTEREST INCOME:
Customer service fees	2,647	522			3,169
Loan fees	1,722	912			2,634
Gain on sale of guaranteed portion of loans, net	2,513	-			2,513
Gain on sale of loans held-for-sale, net	345	4,272			4,617
Net realized gain on sales of available for sale securities	-	973			973
Other	684	1,769			2,453
Total noninterest income	7,911	8,448	-		16,359

NONINTEREST EXPENSE:
Salaries and employee benefits	26,197	15,696			41,893
Occupancy	4,354	3,172			7,526
Professional and regulatory fees	7,060	3,918			10,978
Data processing	1,837	1,054			2,891
Software license and maintenance	1,106	-			1,106
Marketing	460	499			959
Loan related	557	-			557
Real estate acquired by foreclosure, net	734	814			1,548
Other	2,401	5,210	775	(z)	8,386
Total noninterest expense	44,706	30,363	775		75,844

INCOME BEFORE INCOME TAXES	20,442	7,567	4,126		32,135
PROVISION FOR INCOME TAXES	7,576	2,422	1,444	(A)	11,442
NET INCOME	$12,866	$5,145	$2,682		$20,693

BASIC EARNINGS PER SHARE:
Earnings per share	$0.49				$0.56
Weighted average shares outstanding	26,215,384				36,657,793

DILUTED EARNINGS PER SHARE:
Earnings per share	$0.49				$0.56
Weighted average shares outstanding	26,481,411				36,923,820

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1—Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting giving effect to the Merger involving Green and Patriot, with Green as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position had the Merger been consummated at September 30, 2015 or the results of operations had the Merger been consummated at January 1, 2015, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The Merger was completed effective October 1, 2015. Under the terms of the Merger agreement, Green issued 10.4 million shares of Green’s common stock for all outstanding shares of Patriot common stock, including the converted Series D and Series F preferred stock.  In addition, Patriot’s $27.3 million Series B and Series C preferred stock were redeemed in connection with the closing.

Under the acquisition method of accounting, the assets and liabilities of Patriot will be recorded at the respective fair values on the Merger date. The fair value on the Merger date represents management’s best estimates based on available information and facts and circumstances in existence on the Merger date. The pro forma allocation of purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment. Adjustments may include, but not be limited to, changes in (i) total Merger-related expenses if implementation costs vary from currently estimated amounts; (ii) the underlying values of assets and liabilities if market conditions differ from current assumptions; or (iii) if information unknown as of the completion of the Merger becomes known.

The accounting policies of both Green and Patriot are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

Note 2—Estimated Merger and Integration Costs

In connection with the Merger, the plan to integrate Green’s and Patriot’s operations is in the process of being implemented. Over the next several months, the specific details of this implementation will continue to be refined. Green is currently in the process of assessing the two companies’ personnel, benefit plans, premises, equipment, computer systems, and service contracts to determine where they may take advantage of redundancies or where it will be beneficial or necessary to convert to one system. Certain decisions arising from these assessments may involve involuntary termination of employees, vacating leased premises, changing information systems, canceling contracts between Patriot and certain service providers and selling or otherwise disposing of certain premises, furniture and equipment owned by Green. Additionally, as part of our formulation of the integration plan, certain actions regarding existing Green information systems, premises, equipment, benefit plans, supply chain methodologies, supplier contracts, and involuntary termination of personnel may be taken. Green expects to incur Merger-related expenses including system conversion costs, employee retention and severance agreements, communications to customers, and others. To the extent there are costs associated with these actions, the costs will be recorded based on the nature and timing of these integration actions. Most acquisition and restructuring costs are recognized separately from a business combination and generally will be expensed as incurred. We estimated the Merger-related costs to be approximately $5.0 million and expect they will be incurred primarily in 2015 with the remaining to be incurred in the first quarter of 2016, and if they are not incurred prior to September 30, 2015, they are not reflected in the accompanying pro forma financial information.

Note 3—Estimated Annual Cost Savings

Green expects to realize cost savings following the Merger, which management expects to be phased-in primarily during 2015 with a modest portion of expense savings not being realized until 2016.  Green anticipates the Merger will add a total of approximately $18.0 million in ongoing noninterest expenses on an annual pre-tax basis once the cost savings are fully realized.  There is no assurance that the anticipated cost savings will be realized on the anticipated time schedule or at all. These cost savings are not reflected in the presented pro forma financial information.

 Note 4—Pro Forma Merger Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma condensed combined financial information. All taxable adjustments were calculated using a 35% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

Consolidated Balance Sheet

Pro Forma Adjustments

(Dollars in Thousands)

(a)	Estimated cash payments
	Cash paid in lieu of fractional shares of Green common stock	$(3)
	Cash paid to fund the Patriot preferred stock redemption	(37,386)
	Cash paid by Patriot to certain officers and directors upon completion of merger	(14,452)
		$(51,841)

(b)	Adjustments to available-for-sale securities
	To reflect mark up on the fair value of the acquired investment securities	$778
	To reflect reclassification of securities which Patriot classified as held-to-maturity	1,253
		$2,031

(c)	Adjustment to held-to-maturity securities
	To reflect reclassification of Patriot held-to-maturity securities to available-for-sale	$(1,253)

(d)	Adjustment to loans held for investment
	To reflect fair value adjustment of loan associated with interest rate adjustment	$(13,549)
	To reflect fair value adjustment of loan associated with credit adjustment	(13,543)
		$(27,092)

(e)	Adjustment to allowance for loan losses
	To remove Patriot's allowance at merger date as the credit risk is contemplated in the fair value adjustment in adjustment (d) above	$10,925

(f)	Adjustment to premises and equipment, net
	To reflect estimated fair value of Patriot's premises at merger date	$103

(g)	Adjustments to goodwill
	To reflect goodwill created as a result of the merger	$54,222
	To reflect elimination of Patriot's goodwill at merger date	(6,682)
		$47,540

(h)	Adjustments to other intangible assets, net of accumulated amortization
	To reflect core deposit intangible created as a result of the merger	$8,261
	To reflect elimination of Patriot's core deposit intangible at merger date	(139)
		$8,122

(i)	Adjustment to deferred tax asset, net
	To reflect increase in deferred tax assets as a result of the purchase accounting fair value adjustments:
	Adjustment to securities and other investments	$(778)
	Adjustment to loans held for investment	27,092
	Adjustment to allowance for loan losses	(10,925)
	Adjustment to premises and equipment, net	(103)
	Adjustments to other intangible assets, net of accumulated amortization	(8,122)
	Adjustment to real estate acquired by foreclosure	4,203
	Adjustment to certificate and other time deposits	5,285
	Adjustment to other borrowed funds	178
	Adjustment to accrued interest payable	(1,429)
	Adjustment to subordinated debentures	(9,084)
	Subtotal for fair value adjustments	6,317
	Calculated deferred taxes at Green's estimated statutory rate of 35%	$2,211

(j)	Adjustment to real estate acquired by foreclosure
	To reflect estimated fair value of Patriot's real estate acquired by foreclosure at merger date	$(4,203)

(k)	Adjustment to certificate and other time deposits
	To reflect estimated fair value of Patriot's time deposits at merger date	$5,285

(l)	Adjustment to other borrowed funds
	To reflect estimated fair value of Patriot's FHLB borrowings at merger date	$178

(m)	Adjustment to accrued interest payable
	To reflect payment of accrued interest payable on Patriot's preferred stock	$(1,429)

(n)	Adjustment to subordinated debentures
	To reflect estimated fair value of Patriot's subordinated debentures at merger date	$(9,084)

(o)	Adjustments to other liabilities
	To reflect payment of accrued dividends payable on Patriot's preferred stock	$(8,617)
	To reflect contingent liability for uncertain tax position	1,680
		$(6,937)

(p)	Adjustment to preferred stock
	To reflect elimination of Patriot's preferred stock at merger date	$(5,971)

(q)	Adjustments to common stock
	To reflect elimination of Patriot's common stock at merger date	$(59,872)
	To reflect the issuance of 10.4 million shares of Green common stock to shareholders of Patriot, based on the closing price for Green common stock at merger date	104
		$(59,768)

(r)	Adjustments to capital surplus
	To reflect elimination of Patriot's capital surplus at merger date	$(62,645)
	To reflect the issuance of 10.4 million shares of Green common stock to shareholders of Patriot, based on the closing price for Green common stock at merger date	123,639
		$60,994

(s)	Adjustment to retained earnings (deficit)
	To reflect elimination of Patriot's retained deficit at merger date	$2,340

(t)	Adjustment to accumulated other comprehensive income (loss), net
	To reflect elimination of Patriot's accumulated other comprehensive loss at merger date	$935

Consolidated Income Statement

Pro Forma Adjustments

(Dollars in Thousands)

		For the Three Months	For the Nine Months

(u)	Adjustment to loan interest income
	To reflect accretion of loan discount from interest rate fair value adjustment over an estimated four year average life	$846	$2,539

(v)	Adjustments to securities interest income
	To reflect amortization of securities premium from fair value adjustment over an estimated four year average life	$(49)	$(146)

(w)	Adjustment to deposit interest expense
	To reflect amortization of time deposit premium from fair value adjustment over their remaining contractual maturity	$(1,072)	$(2,787)

(x)	Adjustment to subordinated debentures interest expense
	To reflect accretion of subordinated debenture discount from fair value adjustment over their remaining contractual maturity	$105	$420

(y)	Adjustment to other borrowed funds interest expense
	To reflect amortization of other borrowed funds premium from fair value adjustment over their remaining contractual maturity	$(47)	$(141)

(z)	Adjustment to other noninterest expense
	To reflect amortization of core deposit intangibles on an accelerated basis over an estimated fifteen years	$258	$775

(A)	Adjustment to income tax provision
	To reflect income tax effect of the pro forma adjustments using Green's statutory tax rate of 35%	$544	$1,444